UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2014

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2014, the Compensation Committee of the Board of Directors of Sequenom, Inc. (the “Company”) approved one-time cash bonuses to all eligible employees of the Company (the “Cash Bonuses”) in an aggregate amount equal to $2.07 million. The Cash Bonuses are in recognition of the eligible employees’ significant efforts with regards to the Company’s recently-announced execution of a series of agreements with Illumina, Inc., (“Illumina”) including an agreement pursuant to which the parties have pooled their intellectual property directed to noninvasive prenatal testing (“NIPT”) and Illumina has agreed to pay an aggregate $50 million upfront payment to the Company in addition to royalties for sales of in-vitro diagnostic (“IVD”) kits for NIPT and a share of per-test fees paid into the pool by both parties and their sublicensees for laboratory-developed NIPT tests. Illumina has agreed to minimum yearly payments to the Company under the pool through 2020 covering both IVD royalties and the Company’s share of the collected test fees. The Company and Illumina also entered into (i) a Settlement Agreement pursuant to which the parties settled certain longstanding claims and released the other party from certain liabilities and (ii) an expanded supply agreement, pursuant to which the Company and its affiliates will purchase various products from Illumina, which they will be able to use for NIPT as well as for other clinical and research uses. These pivotal agreements will enable the Company to continue to expand its NIPT laboratory tests offerings while also allowing it to participate more broadly in the growing global NIPT marketplace.

The Cash Bonuses to be paid to the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, as applicable, are as follows:

Name	Cash Bonus
William J. Welch, Chief Executive Officer	$150,000
Carolyn D. Beaver, Chief Financial Officer	$115,000
Dirk van den Boom, Chief Scientific & Strategy Officer	$150,000

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: December 23, 2014	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton Senior Vice President, General Counsel

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